UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

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Allegro MicroSystems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39675	46-2405937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Perimeter Road
Manchester, New Hampshire	03103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Increase and Refinancing

On August 6, 2024, Allegro MicroSystems, Inc. (the “Company”, "our" or “us”) entered into an Amendment No. 2 (the “Second Amendment”) to the Credit Agreement, dated as of June 21, 2023 (as amended by Amendment No. 1, dated as of October 31, 2023 and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), by and among the Company, Allegro MicroSystems, LLC, the lending institutions from time to time party thereto and Morgan Stanley Senior Funding, Inc. as the Administrative Agent and the Collateral Agent. Capitalized terms used herein, but not otherwise defined herein, are as defined in the Credit Agreement as amended by the Second Amendment.

The Second Amendment provides for a new $400 million tranche of term loans maturing in 2030 (the “Increased and Refinanced Loans”), the proceeds of which were used, in relevant part, to (i) repurchase a portion of the Company’s common stock, par value $0.01 per share, pursuant to that certain Share Repurchase Agreement (the “Share Repurchase Agreement”), dated as of July 23, 2024, between the Company and Sanken Electric Co., Ltd. (“Sanken”), (ii) refinance all outstanding Existing Amendment No. 1 Term Loans, (iii) pay fees and expenses in connection with the foregoing and (iv) for general corporate purposes. The Increased and Refinanced Loans will amortize at a rate of 1.00% per annum. The Increased and Refinanced Loans will bear interest, at the Company’s option, at a rate equal to (i) Term SOFR (as defined in the Credit Agreement) in effect from time to time plus 2.25% or (ii) the highest of (x) the Federal funds rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (y) the prime lending rate or (z) the one-month Term SOFR plus 1.0% in effect from time to time plus 1.25%. The Increased and Refinanced Loans will mature on October 31, 2030.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 7, 2024, the Company completed the repurchase of the 10,017,315 remaining shares of the total 38,767,315 shares of its common stock from Sanken pursuant to the terms of the Share Repurchase Agreement concurrently with the receipt of the proceeds from the Increased and Refinanced Loans. The shares repurchased pursuant to the Share Repurchase Agreement will be retired as of the same date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to the Credit Agreement by and among Allegro MicroSystems, Inc., Allegro MicroSystems, LLC, Morgan Stanley Senior Funding, Inc. and each lender from time to time party thereto, effective as of August 6, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date: August 7, 2024	By:	/s/ Derek P. D’Antilio
Derek P. D’Antilio
Executive Vice President, Chief Financial Officer and Treasurer